Exhibit 4.1

NEITHER THIS WARRANT NOR THE ORDINARY SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED BY THE ISSUER WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED (EXCEPT THAT NOTWITHSTANDING THE FOREGOING, THIS warrant MAY BE PLEDGED AS COLLATERAL TO THE LENDERS TO HOLDER(S) hereof).

WARRANT TO PURCHASE ORDINARY SHARES
OF
ROADZEN INC.

No. [●] Ordinary Shares

FOR VALUE RECEIVED, [●], or its assigns (“Holder”), is entitled to purchase, subject to the provisions of this Warrant, from Roadzen Inc., a British Virgin Islands business company (the “Company”), up to [●] shares of fully paid, validly issued and nonassessable ordinary shares of the Company, par value $0.0001 per share (“Ordinary Shares”), at an exercise price per share as set forth below, subject to the vesting provisions set forth in Section (a)(3) hereof. The number of Ordinary Shares to be received upon the exercise of this Warrant and the price to be paid for each Ordinary Share may be adjusted from time to time as hereinafter set forth. The Ordinary Shares deliverable upon such exercise, and as adjusted from time to time pursuant to Sections (f) or (h) hereof or as otherwise provided herein, are hereinafter sometimes referred to as “Warrant Shares” and the exercise price per Ordinary Share acquirable upon exercise hereof as in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the “Exercise Price.” The Exercise Price shall be a price equal to 80% of the lower of (i) the Volume-Weighted Average Price (“VWAP”) of the Company’s Ordinary Shares (RZDN), as reported on the relevant market or exchange, over the sixty (60) trading days subsequent to the first loan funding, (ii) the opening price of RDZN, as reported on the relevant market or exchange, in any public offering of straight equity securities of the Company occurring within six (6) months after the issue date of the Warrants, and (iii) the VWAP of the Company’s Ordinary Shares (RDZN), as reported on the relevant market or exchange, over the sixty (60) trading days immediately prior to the vesting of the Warrants.

This Warrant to Purchase Ordinary Shares (this “Warrant”) is being issued pursuant to that certain Securities Purchase Agreement, dated as of March 28, 2024, to which the Holder and the Company, are parties (the “Purchase Agreement”). Capitalized terms used but not defined herein shall have the meanings given to them in the Purchase Agreement.

(a)
EXERCISE OF WARRANT; VESTING.
(1)
This Warrant may be exercised, in whole or in part, with respect to any Warrant Shares that have vested in accordance with the provisions of Section (a)(3) at any time or from time to time from the date hereof up to and including the earlier of (A) March 28, 2031, or (B) the dissolution, liquidation or winding up of the Company (in each case, whether voluntary or involuntary) (the “Exercise Period”). This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. As soon as practicable after each such exercise of this Warrant, but not later than three (3) Business Days following the receipt of good and available funds, the Company shall issue and deliver to the Holder a certificate or book entry position for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder. As of the end of business on the date of receipt by the Company of this Warrant at its office in proper form for exercise, the Holder shall be deemed to be the holder of record of the Ordinary Shares or other property issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates or book entry positions representing such shares shall not then be physically delivered to the Holder.
(2)
In lieu of paying the Exercise Price in cash, the Holder may, at its option, exercise this Warrant on a cashless basis by exchanging this Warrant, in whole or in part (a “Warrant Exchange”), into the number of Warrant Shares determined in accordance with this Section (a)(2), by surrendering this Warrant at the principal office of the Company or at the office of its stock transfer agent, accompanied by a notice stating such Holder’s intent to effect such exchange, the number of Warrant Shares to be exchanged and the date on which the Holder requests that such Warrant Exchange occur (the “Notice of Exchange”). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the “Exchange Date”). Certificates or book entry positions for the shares issuable upon such Warrant Exchange and, if this Warrant should be exercised in part only, a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder, shall be issued as of the Exchange Date and delivered to the Holder within seven (7) days following the Exchange Date. In connection with any Warrant Exchange, the number of Warrant Shares issuable upon exercise shall be equal to (i) the number of Warrant Shares specified by the Holder in its Notice of Exchange (the “Total Number”) less (ii) the number of Warrant Shares equal to the quotient obtained by dividing (A) the product of the Total Number and the existing Exercise Price by (B) the Fair Market Value of an Ordinary Share. “Fair Market Value” shall equal the average closing trading price of the Ordinary Shares as reported on the relevant market or exchange (or, if not then traded on a market or exchange but listed for quotation on the over-the-counter bulletin board, on the over-the-counter bulletin board) for the five (5) trading days immediately preceding the date of the Notice of Exchange or, if the Ordinary Shares are not listed or admitted to trading on any market or exchange or listed for quotation on the over-the-counter bulletin board, and the average price cannot be determined as contemplated above, the Fair Market Value of the Ordinary Shares shall be as reasonably determined in good faith by the Company’s Board of Directors with the concurrence of the Holder.

(3)
Unless the Warrant has previously expired pursuant to the terms hereof, all of the Warrant Shares shall vest, and this Warrant shall be exercisable with respect to the cumulative number of Warrant Shares as to which this Warrant is exercisable, on the earlier of (A) ten (10) business days before (i) the closing of a Company Sale (as defined below), (ii) the dissolution, liquidation or winding up of the Company (in each case, whether voluntary or involuntary), and (B) March 28, 2025.

Notwithstanding anything to the contrary herein, (A) this Warrant may be exercised only with respect to any Warrant Shares that have vested in accordance with the terms hereof, and (B) this Warrant shall vest in full and become immediately exercisable with respect to all remaining Warrant Shares immediately prior to the closing of a Company Sale (as defined below) during the Exercise Period.

(4)
Notwithstanding anything else herein to the contrary, this Warrant shall be deemed to have been automatically exercised in full by the Holder pursuant to Section (a)(2) above immediately prior to the consummation of a Company Sale in which the consideration to be paid or distributed in respect of each Ordinary Share is greater than the Exercise Price immediately prior to such Company Sale. For purposes hereof, “Company Sale” means the occurrence of: (A) a merger, business combination or consolidation of the Company with a third party that is not an affiliate of the Company, following which the shareholders of the Company and holders of other securities of the Company that are exercisable for or convertible into Ordinary Shares of the Company, collectively, immediately preceding such merger, business combination or consolidation do not hold, directly or indirectly, at least thirty percent (30%) of the equity interests of the Person surviving or resulting from such merger, business combination or consolidation; (B) the sale or disposition, whether in a single transaction or a series of related transactions, of all or substantially all of the assets of the Company (together with all of its subsidiaries) to a third party that is not an affiliate of the Company; or (C) the sale or disposition to a third party that is not an affiliate of the Company, whether in a single transaction or a series of related transactions, of all or substantially all of the equity interests in the Company (by merger, exchange, consolidation or otherwise), following which the shareholders of the Company immediately preceding such sale or disposition do not hold, directly or indirectly, at least thirty percent (30%) of the equity interests of such third party. The Company shall notify the Holder of any proposed Company Sale at the earlier of (i) the execution of a definitive agreement related to the Company Sale, and (ii) fifteen (15) days prior to the expected closing of the Company Sale.
(b)
REPRESENTATIONS OF HOLDER. The Holder represents and warrants to the Company, as of the date of issuance of this Warrant, that Holder (i) is an “accredited investor,” as defined in Rule 501 promulgated under the Securities Act, (ii) understands the risks of, and other considerations relating to, a purchase of this Warrant, (iii) understands that the Warrants and/or the Warrant Shares may not be sold, transferred, hypothecated or pledged, except pursuant to an effective registration statement under the Securities Act and under any applicable state securities law, or pursuant to an available exemption from the registration requirements of the Securities Act and any applicable state securities laws, in all cases established to the satisfaction of the Company and (v) the Holder has been given the opportunity to obtain such additional information that it believes is necessary.
(c)
FRACTIONAL SHARES. No fractional shares or strips representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Fair Market Value of an Ordinary Share.
(d)
LOSS OR DESTRUCTION OF WARRANT. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.
(e)
RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.
(f)
ANTI-DILUTION PROVISIONS. In case the Company shall hereafter (i) declare a dividend or make a distribution on its outstanding Ordinary Shares in Ordinary Shares, (ii) subdivide or reclassify its outstanding Ordinary Shares into a greater number of shares, or (iii) combine or reclassify its outstanding Ordinary Shares into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of Ordinary Shares outstanding after giving effect to such action, and the numerator of which shall be the number of Ordinary shares outstanding immediately prior to such action. The number of Ordinary Shares that the Holder shall thereafter, on the exercise hereof, be entitled to receive shall be adjusted to a number determined by multiplying the number of Ordinary shares that would otherwise (but for the provisions of this Section (f)) be issuable on such exercise by a fraction of which (i) the numerator is the Exercise Price that would otherwise (but for the provisions of this Section (f)) be in effect, and (ii) the denominator is the Exercise Price in effect on the date of such exercise (taking into account the provisions of this Section (f)). Notwithstanding the foregoing, in no event shall the Exercise Price be less than the par value of the Ordinary Shares. Adjustment pursuant to this Section (f) shall be made successively whenever any event listed above shall occur. In the event the Company shall hereafter declare a dividend or make a distribution on its outstanding Ordinary Shares in securities of the Company other than Ordinary Shares, then and in each such event provisions shall be made so that the holders of Warrants shall receive upon conversion thereof in addition to the number of Ordinary Shares receivable thereupon, the amount of securities of the Company which they would have received had their Warrants been converted into Ordinary Shares on such record date and had thereafter, during the period from the date of such event to and including the Exchange Date, retained such securities (together with any distributions payable thereon during such period) receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section (f) with respect to the rights of the holders of the Warrants.
(g)
NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Ordinary Shares or (ii) if the Company shall offer to the holders of Ordinary Shares for subscription or purchase by them any share of any class or any other rights or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation (other than an affiliate of the Company) , sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation (other than an affiliate of the Company), or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed to the Holder, at least ten (10) days’ prior the earlier of the dates specified in (x) and (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Ordinary Shares or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.
(h)
RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding Ordinary Shares, or in case of any consolidation or merger of the Company with or into another corporation (other than with an affiliate in which the Company is the continuing corporation or a transaction in which the Ordinary Shares of the Company outstanding immediately prior thereto represents immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) 50% or more of the combined voting power and economic interests in the Company or such surviving or acquiring entity outstanding immediately after such transaction and economic interests in the Company or such surviving or acquiring entity outstanding immediately prior to such transaction and which does not result in any reclassification, capital reorganization or other change of outstanding Ordinary Shares) or in case of any sale, lease or conveyance to another corporation (other than an affiliate of the Company) of the property of the Company in the entirety (all such transactions collectively a “Reorganization”), the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of the Warrant, to purchase or receive the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of Ordinary Shares that might have been purchased or received upon exercise of this Warrant immediately prior to such Reorganization. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section (h) shall similarly apply to successive reclassifications, capital reorganizations and changes of Ordinary Shares and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional Ordinary Shares shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Ordinary Shares, any such issue shall be treated as an issue of Ordinary Shares covered by the provisions of Section (f) hereof.
(i)
REGISTRATION RIGHTS. The Company agrees that, within thirty (30) calendar days after the date hereof, the Company will file with the SEC (at the Company’s sole cost and expense) a registration statement, or an amendment to a previously-filed registration statement (as applicable, a “Registration Statement”), registering the resale of the Warrant Shares issuable hereunder, and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof; provided, however, that the Company’s obligations to include the Holder’s Warrant Shares in the Registration Statement are contingent upon the Holder furnishing in writing to the Company such information regarding the Holder, the securities of the Company held by the Holder and the intended method of disposition of the Holder’s Warrant Shares as shall be reasonably requested by the Company to effect the registration of the Warrant Shares, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations. The Company agrees that, within sixty (60) days after the date hereof and at all times thereafter, there shall be reserved for issuance and delivery upon any exercise of all or part of this Warrant, all Ordinary Shares of the Company from time to time issuable upon any exercise of all or part of this Warrant.
(j)
NO NET-CASH SETTLEMENT. Except as expressly provided herein, in no event will the Holder be entitled to receive a net-cash settlement or other consideration in lieu of physical settlement in securities.
(k)
MODIFICATION OF AGREEMENT. The provisions of this Warrant may from time to time be amended, modified or waived, by the Company and the holder of this Warrant.
(l)
TRANSFER OF WARRANT. This Warrant shall inure to the benefit of the successors to and assigns of the Holder; provided, however, this Warrant may not be pledged, sold, assigned or otherwise transferred, directly or indirectly, by operation of law, change of control, or otherwise, except in compliance with applicable registration requirements of securities laws or an available exemption therefrom (except that, notwithstanding the foregoing, this Warrant may be pledged as collateral to the lenders to the Holder(s) hereof). This Warrant and all rights hereunder are registrable at the office or agency of the Company referred to below by the Holder in person or by its duly authorized attorney, upon surrender of this Warrant properly endorsed accompanied by an assignment form in a form approved by the Company, duly executed by the transferring Holder and the transferee. Upon surrender of this Warrant to the Company or at the office of its transfer agent and registrar, with the assignment form duly executed, the Company shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such instrument of assignment (any such assignee will thereupon be a “Holder” for purposes of this Warrant and, if Holder’s entire interest is not being assigned, in the name of the Holder, and this Warrant shall be promptly canceled.
(m)
REGISTER OF WARRANTS. The Company shall maintain, at the principal office of the Company (or such other office as it may designate by notice to the Holder), a register in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each successor and prior owner of such Warrant. The Company shall be entitled to treat the Person in whose name this Warrant is so registered as the sole and absolute owner of this Warrant for all purposes.
(n)
WARRANT AGENT. The Company may, by written notice to the Holder, appoint the transfer agent and registrar for the Ordinary Shares as the Company’s agent for the purpose of issuing Ordinary Shares (or other securities) on the exercise of this Warrant pursuant to Section (a), and the Company may, by written notice to the Holder, appoint an agent having an office in the United States of America for the purpose of replacing this Warrant pursuant to Section (d), or any of the foregoing, and thereafter any such replacement shall be made at such office by such agent.
(o)
NOTICES, ETC. All notices and other communications from the Company to the Holder shall be mailed by first class certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by the Holder or at the address shown for the Holder on the register of Warrants referred to in Section (m).

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Warrant on the date first set forth above.

HOLDER: [●] By: Name: Title:

COMPANY: ROADZEN INC. By: Name: Rohan Malhotra Title: CEO

PURCHASE FORM / EXCHANGE NOTICE [circle applicable items]

(1) The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing Ordinary Shares of Roadzen Inc. (or such number of Ordinary Shares or other securities or property to which the undersigned is entitled in lieu thereof or in addition thereto under the provisions of the Warrant).

(2) The undersigned hereby elects to make payment (Please check one):

___ on a cashless basis pursuant to the provisions of Section (a)(2) of the Warrant.

___ with the enclosed bank draft, certified check or money order payable to the Company in payment of the exercise price determined under, and on the terms specified in, the Warrant.

(3) The undersigned hereby irrevocably directs that the said shares be issued and delivered as follows:

Name(s) in Full	Address(es)	Number of Shares	S.S. or IRS #

(4) If the Warrant was not exercised in full, please check the following:

The undersigned hereby irrevocably directs that any remaining portion of the warrant be issued and delivered as follows:

Name(s) in Full	Address(es)	Number of Shares	S.S. or IRS #

Name of Holder:

Signature of Holder Print Name